Exhibit 24
Power of Attorney

We the undersigned officers and/or directors of Chemtura Corporation, hereby constitute and appoint Stephen C. Forsyth and Billie S. Flaherty and each of them our true and lawful attorneys in fact with full power of substitution to sign and file with the U.S. Securities and Exchange Commission the Annual Report on Form 10-K of Chemtura Corporation for the fiscal year ended December 31, 2015, and any and all amendments and other filings or documents related thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on February 22, 2016.

/s/ Craig A. Rogerson Craig A. Rogerson Principal Executive Officer Chairman of the Board President, Chief Executive Officer and Director	/s/ Jeffrey D. Benjamin Jeffrey D. Benjamin Director
/s/ Timothy J. Bernlohr Timothy J. Bernlohr Lead Director	/s/ Anna C. Catalano Anna C. Catalano Director
/s/ James W. Crownover James W. Crownover Director	/s/ Robert A. Dover Robert A. Dover Director
/s/ Jonathan F. Foster Jonathan F. Foster Director	/s/ John K. Wulff John K. Wulff Director